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                                                                     Exhibit 99

[MERCK LOGO]                                             News Release

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FOR IMMEDIATE RELEASE

Media Contacts:   Greg Reaves                    Investor Contact: Mark Stejbach
                  908/423-6022                                     908/423-5185

                  Christine Fanelle
                  267/305-3203

           MERCK PLANS TO EXPAND ARCOXIA(TM) U.S. NEW DRUG APPLICATION
            TO INCLUDE NEW EFFICACY DATA; WITHDRAWS ORIGINAL U.S. NDA

        COMPANY CONFIRMS 2002 EPS GUIDANCE AND PROVIDES INITIAL GUIDANCE
                               FOR FIRST QUARTER

         WHITEHOUSE STATION, N.J., March 15, 2002 -- Merck & Co., Inc. today announced plans to submit an expanded New Drug Application (NDA) for Arcoxia(TM)(etoricoxib) to the U.S. Food and Drug Administration (FDA) in order to include new efficacy data that will better position the product to compete successfully in the coxib class, where there already are three entrants. Accordingly, Merck announced the withdrawal of the original U.S. NDA for the investigational medicine.
         Merck is submitting the additional efficacy data to support a new indication for ankylosing spondylitis, which is a chronic, inflammatory disorder primarily involving the spine. Merck also is seeking indications for osteoarthritis, rheumatoid arthritis, chronic pain, acute pain, dysmenorrhea (menstrual pain) and acute gouty arthritis. Merck believes the new data, along with the data previously submitted, will provide a fuller picture of the product's efficacy and safety and will position it more favorably for approval in the United States. The regulatory process for Arcoxia outside the United States continues uninterrupted.
         Merck also announced today that it continues to anticipate earnings per share (EPS) for 2002, on an as-reported basis, to be at the same level as 2001 results. The 2002 as-reported EPS will be affected by the benefit from the implementation of FAS 142 regarding goodwill amortization, most of which relates to Merck's 1993 acquisition of Merck-Medco, and the timing of the completion of the previously announced separation of Merck-Medco. The Company also reiterated that it would be reasonable to anticipate an EPS growth rate in the second half of 2002 moderately better than the growth rate in the first half of 2002. Merck also confirmed that it expects to deliver double-digit EPS growth in 2003.

                                    - more -

ARCOXIA (TM) IS THE MERCK TRADEMARK FOR ETORICOXIB.
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         Merck's 2002 sales guidance for its coxib franchise of $2.8 billion to
$3.1 billion remains unchanged from guidance provided earlier this year.
         In addition, Merck provided initial guidance for its first quarter 2002 EPS. Merck is comfortable with a range of first quarter 2002 EPS estimates of $0.69 to $0.72.
         Merck & Co., Inc. is a leading research-driven pharmaceutical products and services company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures. Merck-Medco manages pharmacy benefits for employers, insurers and other plan sponsors, encouraging the appropriate use of medicines and providing disease management programs.
         This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the cautionary statements in Item 1 of our Form 10-K for the year ended Dec. 31, 2000, and in our periodic reports on Form 10-Q and Form 8-K (if any) which we incorporate by reference.

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